   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 1998


                                                      REGISTRATION NO. 333-35563
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                           -------------------------


                                 POST-EFFECTIVE


                                AMENDMENT NO. 1

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                    VASCO DATA SECURITY INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                  3577                                 36-4169320
  (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
   incorporation or organization)             Classification Code No.)                  Identification No.)

                       1901 SOUTH MEYERS ROAD, SUITE 210
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 932-8844
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           -------------------------

                                T. KENDALL HUNT
                            CHIEF EXECUTIVE OFFICER
                    VASCO DATA SECURITY INTERNATIONAL, INC.
                       1901 SOUTH MEYERS ROAD, SUITE 210
                        OAKBROOK TERRACE, ILLINOIS 60181
                                 (630) 932-8844
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           -------------------------

                                   Copies to:
                              CHARLES J. MCCARTHY

                               TIMOTHY R. DONOVAN

                                 JENNER & BLOCK
                                 ONE IBM PLAZA
                            CHICAGO, ILLINOIS 60611
                                 (312) 222-9350

                           -------------------------


     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-35563

================================================================================

                    POST-EFFECTIVE AMENDMENT NO. 1 AMENDS
                    ONLY PART II OF REGISTRATION STATEMENT
                         ON FORM S-4, NO. 333-35563.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a) Exhibits

     ++3.1    Certificate of Incorporation of Registrant, as amended.
     ++3.2    Bylaws of Registrant, as amended.
       4.1    Intentionally Omitted.
     ++4.2    Specimen of Registrant's Common Stock Certificate.
       4.3    Intentionally Omitted.
     ++4.4    Form of Letter of Transmittal and Release.
     ++4.5    Form of New VASCO Warrant Agreement.
     ++4.6    Form of New VASCO Option Agreement.
     ++4.7    Form of New VASCO Convertible Note Agreement.
     ++5.1    Opinion of Jenner & Block regarding legality of securities being registered.
      +8.1    Opinion of Jenner & Block as to certain tax matters.
    ++10.1    Netscape Communications Corporation OEM Software Order Form
              dated March 18, 1997 between VASCO Data Security, Inc. and
              Netscape Communications Corporation.**
    ++10.2    License Agreement between VASCO Data Security, Inc. and
              SHIVA Corporation effective June 5, 1997.**
    ++10.3    Heads of Agreement between VASCO CORP., VASCO Data Security
              Europe S.A., Digiline International Luxembourg, Digiline
              S.A., Digipass S.A., Dominique Colard and Tops S.A. dated
              May 13, 1996.
    ++10.4    Agreement relating to additional terms and conditions to the
              Heads of Agreement dated July 9, 1996, among the parties
              listed in Exhibit 10.3.
    ++10.5    Agreement between VASCO CORP., VASCO Data Security Europe
              SA/NV, Mario Houthooft and Guy Denudt dated March 1, 1996.
    ++10.6    Asset Purchase Agreement dated as of March 1996 by and
              between Lintel Security SA/NV and Lintel SA/NV, Mario
              Houthooft and Guy Denudt.
    ++10.7    Management Agreement dated January 31, 1997 between LINK
              BVBA and VASCO Data Security NV/SA (concerning services of
              Mario Houthooft).
    ++10.8    Sublease Agreement by and between VASCO CORP. and APL Land
              Transport Services, Inc. dated as of August 29, 1997.
    ++10.9    Office Lease by and between VASCO CORP. and LaSalle National
              Bank, not personally, but as Trustee under Trust Agreement dated September 1, 1997, and known as Trust Number 53107,
              dated July 22, 1985.
    ++10.10   Lease Agreement by and between TOPS sa and Digipass sa
              effective July 1, 1996.
    ++10.11   Lease Agreement by and between Perkins Commercial Management
              Company, Inc. and VASCO Data Security, Inc. dated November
              21, 1995.
    ++10.12   Asset Purchase Agreement by and between VASCO CORP. and
              Wizdom Systems, Inc. dated August 20, 1996.
    ++10.13   1997 VASCO Data Security International, Inc. Stock Option
              Plan, as amended.
    ++10.14   Distributor Agreement between VASCO Data Security, Inc. and
              Hucom, Inc. dated June 3, 1997.**
    ++10.15   Non-Exclusive Distributor Agreement by and between VASCO
              Data Security, Inc. and Concord-Eracom Nederland BV dated
              May 1, 1994.**
    ++10.16   Banque Paribas Belgique S. A. Convertible Loan Agreement for
              $3.4 million.
    ++10.17   Pledge Agreement dated July 15, 1997 by and between T.
              Kendall Hunt and Banque Paribas Belgique S.A.
    ++10.18   Engagement Letter between Banque Paribas S.A. and VASCO
              CORP. dated June 20, 1997, as amended.
    ++10.19   Financing Agreement between Generale Bank and VASCO CORP.
              dated as of June 27, 1997.

    ++10.20   Letter Agreement between Generale Bank and VASCO CORP. dated
              June 26, 1997.
    ++10.21   Form of Warrant dated June 16, 1997 (with Schedule).
    ++10.22   Form of Warrant dated October 31, 1995 (with Schedule).
    ++10.23   Form of Warrant dated March 7, 1997 (with Schedule).
    ++10.24   Form of Warrant dated August 13, 1996 (with Schedule).
    ++10.25   Form of Warrant dated June 27, 1996 (with Schedule).
    ++10.26   Form of Warrant dated June 27, 1996 (with Schedule).
    ++10.27   Convertible Note in the principal amount of $500,000.00,
              payable to Generale de Banque dated July 1, 1997 (with
              Schedule).
    ++10.28   Agreement by and between VASCO Data Security NV/SA and S.I.
              Electronics Limited effective January 21, 1997.**
    ++10.29   Agreement effective May 1, 1993 by and between Digipass s.a.
              and Digiline s.a.r.1.
    ++10.30   VASCO Data Security, Inc. purchase order issued to National
              Electronic & Watch Co. LTD.**
    ++10.31   VASCO Data Security, Inc. purchase order issued to Micronix
              Integrated Systems.**
    ++10.32   Agreement between Registrant and VASCO CORP. dated as of
              August 25, 1997.
    ++10.33   Convertible Note dated June 1, 1996 made payable to Mario
              Houthooft in the principal amount of $373,750.00.
    ++10.34   Convertible Note dated June 1, 1996 made payable to Guy
              Denudt in the principal amount of $373.750.00.
    ++10.35   Osprey Partners Warrant (and Statement of Rights to Warrant
              and Form of Exercise) issued June 1, 1992.
    ++10.36   Registration Rights Agreement dated as of October 19, 1995 between certain purchasing shareholders and VASCO CORP.
    ++10.37   First Amendment to Registration Rights Agreement dated July
              1, 1996.
    ++10.38   Second Amendment to Registration Rights Agreement dated
              March 7, 1997.
    ++10.39   Purchase Agreement by and between VASCO CORP. and Kyoto
              Securities Ltd.
    ++10.40   Convertible Note dated May 28, 1996 payable to Kyoto
              Securities, Ltd. in principal amount of $5 million.
    ++10.41   Amendment to Purchase Agreement and Convertible Note by and
              between VASCO CORP. and Kyoto Securities, Ltd.
    ++10.42   Executive Incentive Compensation Plan.
    ++10.43   Letter for Credit granted by Generale de Banque to Digipass
              SA dated January 27, 1997.
    ++23.1    Consent of KPMG Peat Marwick LLP re: Registrant.
    ++23.2    Consent of KPMG Peat Marwick LLP re: VASCO CORP.
    ++23.3    Consent of Price Waterhouse and Partners.
     +23.4    Consent of Jenner & Block.
    ++24.1    Powers of Attorney (included on Signature Pages).
    ++99.1    Form of Letter of Chief Executive Officer of Registrant to
              security/stockholders.
    ++99.2    Form of Notice of Guaranteed Delivery.
    ++99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
              Companies and Nominees.
    ++99.4    Form of Letter to Clients of Brokers, Dealers, Commercial
              Banks, Trust Companies and Nominees.
    ++99.5    Opinion of Jenner & Block.


-------------------------
 +  Filed herewith.
++  Previously filed.
** Confidential treatment has been requested for the omitted portions of this document.

     (b) Financial Statement Schedules

          Schedule II -- Valuation and Qualifying Accounts.

          Report of KPMG Peat Marwick LLP


     All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Oakbrook Terrace, State of Illinois, on February 26, 1998.


                                          VASCO Data Security International,
                                          Inc.

                                          By:      /s/ T. KENDALL HUNT

                                            ------------------------------------
                                            T. Kendall Hunt
                                            Chairman of the Board, Chief
                                              Executive
                                            Officer and President


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 26TH DAY OF FEBRUARY, 1998 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.


                      SIGNATURE                                                TITLE
                      ---------                                                -----

/s/ T. KENDALL HUNT                                         Chairman of the Board, Chief Executive
-----------------------------------------------------       Officer, President and Director
T. Kendall Hunt

/s/ GREGORY T. APPLE                                        Vice President and Treasurer (Principal
-----------------------------------------------------       Financial Officer and Principal Accounting
Gregory T. Apple                                            Officer)

*                                                           Secretary and Director
-----------------------------------------------------
Forrest D. Laidley

*                                                           Director
-----------------------------------------------------
Robert E. Anderson

*                                                           Director
-----------------------------------------------------
Michael A. Mulshine

*By: /s/ GREGORY T. APPLE
-----------------------------------------------------
     Gregory T. Apple
     Attorney-in-Fact